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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 12, 1997


                             UNITED AUTO GROUP, INC.
             (Exact name of registrant as specified in its charter)


       Delaware                          1-12297                  22-3086739
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
    of incorporation)                                        Identification No.)




  375 Park Avenue, New York, New York                          10152
(Address of principal executive offices)                    (Zip Code)



                                   (212) 223-3300
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)



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ITEM 5. Other Events.

         On February 12, 1997, United Auto Group, Inc. (the "Company") signed an agreement to acquire Gary Hanna Nissan, Inc., a Nissan dealership based in Las Vegas, Nevada, for aggregate consideration in the amount of approximately $14 million.

         On February 25, 1997, Company signed an agreement to acquire Florida Chrysler-Plymouth Jeep Eagle, Palm Beach Toyota, Palm Infiniti and Palm Nissan, located in West Palm Beach Florida, and Amity Toyota Superstore, Lexus of Massapequa, Westbury Nissan Superstore and Westbury Toyota, located in Long Island, New York for aggregate consideration in the amount of approximately $53 million.

         For more information, please see the Company's press releases filed as exhibits hereto, which are incorporated herein by reference.

ITEM 7.  Financial Statements and Exhibits.

          (a)  Financial Statements of Businesses Acquired:  N/A

          (b)  Pro Forma Financial Information:  N/A

          (c)  Exhibits:

                99.1 Press Release relating to acquisition of Gary Hanna Nissan, Inc., issued February 12, 1997.

                99.2 Press Release relating to acquisition of delaerships located in West Palm Beach, Florida and Long Island, New York, issued February 25, 1997.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            UNITED AUTO GROUP, INC.



DATE: March 3, 1997                         By:/s/ Philip N. Smith, Jr.
                                                   Philip N. Smith, Jr.
                                                   Vice President, Secretary
                                                   and General Counsel



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                                  EXHIBIT INDEX



Exhibit No.              Document

99.1 Press Release relating to acquisition of Gary Hanna Nissan, Inc., issued February 12, 1997.

99.2 Press Release relating to acquisition of delaerships located in West Palm Beach, Florida and Long Island, New York, issued February 25, 1997.







235979.01